Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Erie Indemnity Company Equity Compensation Plan of our reports dated February 26, 2013, with respect to the consolidated financial statements of Erie Indemnity Company and the effectiveness of internal control over financial reporting of Erie Indemnity Company included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 29, 2013